UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2021

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Exact name of Registrant as Specified in Its Charter)

Alberta, Canada	001-39061	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7303 30th Street S.E.

Calgary, Alberta, Canada T2C 1N6

(Address of principal executive offices, including zip code)

(403) 723-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	DRTT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Royal Bank of Canada Letter Agreement

On January 7, 2021, DRTT Environmental Solutions Ltd. (the “Company”) entered into a Letter Agreement (the “Letter Agreement”) with DIRTT Environmental Solutions, Inc. (the “Guarantor”) and Royal Bank of Canada (the “Lender”) to amend the credit agreement entered into by and among the Company, the Guarantor and the Lender, dated as of July 19, 2019, as amended by a first amending agreement dated March 4, 2020, a letter agreement dated as of June 19, 2020 and a letter agreement dated as of December 23, 2020 (as so amended, the “Credit Agreement”). Among other things, the Letter Agreement revises the definition of Permitted Debt to include Convertible Debt (each as defined therein) which encompasses the Debentures (as defined herein) offered in the Offering (as defined herein).

The Letter Agreement is filed as Exhibit 1.1 hereto, and the terms and conditions thereof are incorporated herein by reference. The foregoing description of the Letter Agreement is qualified in its entirety by reference to such exhibit.

Underwriting Agreement

On January 11, 2021, in connection with the Company’s underwritten public offering (the “Offering”) of C$35.0 million aggregate principal amount of the Company’s 6.00% convertible unsecured subordinated debentures due 2026 (the “Debentures”), the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with National Bank Financial Inc., Craig-Hallum Capital Group LLC, Raymond James Ltd. and Paradigm Capital Inc. (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters an over-allotment option, exercisable in whole or in part at any time up to the 30th day following the closing of the Offering, to purchase up to an additional C$5.25 million aggregate principal amount of Debentures on the same terms as the Debentures offered in the Offering. The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions.

The Underwriting Agreement also provides that the Company will indemnify the Underwriters, their respective affiliates and subsidiaries and their respective directors, officers, partners, agents, employees and advisors against certain liabilities and expenses. The Offering is expected to close on or about January 25, 2021, subject to customary closing conditions.

The Debentures are being concurrently offered in the United States and Canada (excluding Quebec) pursuant to a “shelf” registration statement on Form S-3 (No. 333-251660) filed with the Securities and Exchange Commission under United States law and a short form prospectus under Canadian law. The Company intends to use the net proceeds of the Offering for capital expenditures, working capital, and general corporate purposes, including continued investments in the Company’s technology innovation and sales and marketing functions.

The Underwriting Agreement is filed as Exhibit 1.2 hereto, and the terms and conditions thereof are incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties including, without limitation, statements regarding the anticipated closing of the Offering. The words “anticipate,” “believe,” “expect,” “estimate,” “intend,” “plan,” “project,” “outlook,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, variations thereon and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements necessarily involve unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed or implied in such statements. Due to the risks, uncertainties and assumptions inherent in forward-looking information, you should not place undue reliance on forward-looking statements. Factors that could have a material adverse effect on our business, financial condition, results of operations and growth prospects include, but are not limited to, the uncertainties related to market conditions and the completion of the Offering on the anticipated terms or at all, the severity and duration of the COVID-19 pandemic and related economic repercussions and other risks can be found under the headings “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q. The forward-looking statements speak only as of the date made and, other than as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Letter Agreement, dated January 7, 2021, by and among DIRTT Environmental Solutions Ltd., DIRTT Environmental Solutions, Inc. and Royal Bank of Canada.

1.2	Underwriting Agreement, dated January 11, 2021, by and among DIRTT Environmental Solutions Ltd., National Bank Financial Inc., Craig-Hallum Capital Group LLC, Raymond James Ltd. and Paradigm Capital Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRTT Environmental Solutions Ltd.

Date: January 13, 2021	By:	/s/ Geoffrey D. Krause
Geoffrey D. Krause
Chief Financial Officer
(Principal Financial Officer)

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